 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 30, 2016, Neothetics, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Capital, Inc., in its capacity as administrative agent for itself and the several banks and other financial institutions that are parties to the Loan Agreement (the “Lender”) providing for, among other things, a revised facility amount of up to $4,000,000 with an interest only repayment period expiring on September 30, 2016, subject to certain financing conditions and no default occurring under the terms of the lease.  In connection with entering into the Amendment with the Lender, the Company agreed to pay certain fees at set forth in the Amendment and enter into a Warrant Modification Agreement (the “Warrant Modification”), dated as of March 30, 2016 with Hercules Technology III, L.P. (the “Warrantholder”) providing for the repricing of the exercise price of the existing warrant issued to the Warrantholder to a price equal to $0.615, which is our closing price on the NASDAQ stock market as of March 30, 2016.

The foregoing is a summary description of certain terms of the Amendment and Warrant Modification and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1, and the Warrant Modification, which is filed as Exhibit 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

10.1	Second Amendment to Loan and Security Agreement, dated as of March 30, 2016, by and among Neothetics, Inc. and Hercules Technology Growth Capital, Inc.

10.2	Warrant Modification Agreement, dated March 30, 2016, by and among Neothetics, Inc. and Hercules Technology III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: April 1, 2016	By:/s/ Susan A. Knudson

Susan A. Knudson

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of March 30, 2016, by and among Neothetics, Inc. and Hercules Technology Growth Capital, Inc.
10.2	Warrant Modification Agreement, dated March 30, 2016, by and among Neothetics, Inc. and Hercules Technology III, L.P.